UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  08/01/2008

Ruth's Hospitality Group, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-51485

Delaware	72-1060618
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

500 International Parkway
Heathrow, FL 32746
(Address of principal executive offices, including zip code)

(407) 333-7440
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On August 1, 2008, Ruth's Hospitality Group, Inc. (the "Company") entered into a Multi-Site Sale Leaseback Agreement with Sovereign Investment Company. Proceeds of approximately $17.6 million will be used to pay down a portion of the outstanding balance under the Company's revolving credit facility. The transaction is scheduled to close prior to the end of the third fiscal quarter. Lease terms, purchase price and other terms of individual sites are determined under the terms of the agreement.

Item 9.01.    Financial Statements and Exhibits

10.1 Multi-Site Sale Leaseback Agreement.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ruth's Hospitality Group, Inc.

Date: August 05, 2008	By:	/s/ Thomas E. O'Keefe
Thomas E. O'Keefe
Executive Vice President - Chief Legal and Compliance Officer

Exhibit Index

Exhibit No.	Description
EX-10.1	Multi-Site Sale Leaseback Agreement.